              As Filed With the Securities and Exchange Commission
                              on September 25, 1998
                                                    Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------



                            MARSH SUPERMARKETS, INC.
             (Exact name of registrant as specified in its charter)


                 INDIANA                                 35-0918179
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

        9800 CROSSPOINT BOULEVARD
          INDIANAPOLIS, INDIANA                          46256-3350
 (Address of Principal Executive Offices)                (Zip Code)


                          MARSH DEFERRED COMPENSATION PLAN
                              (Full title of the plan)

                                  P. LAWRENCE BUTT
                    SENIOR VICE PRESIDENT, COUNSEL AND SECRETARY
                              MARSH SUPERMARKETS, INC.
                              9800 CROSSPOINT BOULEVARD
                          INDIANAPOLIS, INDIANA 46256-3350
                                   (317) 594-2100
              (Name, Address, including Zip Code, and Telephone Number,
               including Area Code, of Registrant's Agent for Service)

                                   WITH COPIES TO:

                                  J. PAGE DAVIDSON
                               BASS, BERRY & SIMS PLC
                             2700 FIRST AMERICAN CENTER
                                 NASHVILLE, TN 37238
                                   (615) 742-6200



                                          CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                   Proposed maximum         Proposed maximum
 Title of securities          Amount to be        offering price per       aggregate offering          Amount of
 to be registered(1)           registered             obligation                price(2)            registration fee
-----------------------------------------------------------------------------------------------------------------------
 MDCP Obligations              $10,000,000               100%                  $10,000,000             $2,950.00
=======================================================================================================================


         (1) The obligations (the "MDCP Obligations") being registered hereunder are unsecured obligations of Marsh Supermarkets, Inc. (the "Registrant") to pay deferred compensation in the future in accordance with the terms of the Marsh Deferred Compensation Plan (the "Plan").

         (2) Estimated solely for the purpose of determining the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference as of their respective dates:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1998; and

         (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 20, 1998.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         The Plan has been approved by the Board of Directors of the Registrant effective on and after January 1, 1997. $10,000,000 of MDCP Obligations are being registered under this Registration Statement to be offered to certain eligible employees of the Registrant pursuant to the Marsh Deferred Compensation Plan (the "Plan").

         The MDCP Obligations are general unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan from the general assets of the Registrant, and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

         The amount of compensation deferred by each participant is determined in accordance with each participant's deferral election agreement under the Plan.

         A participant's MDCP Obligations cannot be alienated, sold, transferred, assigned, pledged, attached, garnished, or otherwise encumbered, and pass only to a survivor beneficiary designated under the Plan, or by written will or the laws of descent and distribution.

         The MDCP Obligations are not subject to redemption, in whole or in part, prior to the termination, retirement or death of the participant. However, the Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect a participant's right to MDCP Obligations in the amount of the participant's accounts as of the date of such amendment or termination.

Item 5.  Interests of Named Experts and Counsel.

         P. Lawrence Butt, Senior Vice President, Counsel and Secretary of the Registrant, who has passed upon the legality of the MDCP Obligations offered hereby, is eligible for participation in the Plan.

Item 6.  Indemnification of Directors and Officers.

         Chapter 37 of the Indiana Business Corporation Law (the "IBCL") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in such person's official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

         The IBCL also requires a corporation to indemnify a director or an officer who is solely successful on the merits or otherwise in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

         In addition, a corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director or officer furnishes the corporation a written affirmation of his or her good-faith belief that he or she has met the standard of conduct required for permissive indemnification; (2) the director or officer furnishes the corporation a written undertaking executed personally or on the director or officer's behalf to repay the advance if it is ultimately determined that the director or officer did not meet the required standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the IBCL.

         Article XII of the Company's Restated Articles of Incorporation provides that the Company must indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, such person's testator or intestate, is or was a Director, Officer or employee of the Company, or of any corporation which such person served as such at the request of the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred by such person in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Officer, Director or employee is liable for negligence or misconduct in the performance of his or her duties. The Company may also reimburse to any such Director, Officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the Corporation that such settlement be made and that such Director, Officer or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, Officer or employee may be entitled apart from the provisions of this Article.

         The Company has entered into Indemnification Agreements with its directors and officers which may provide for indemnification against other liabilities, including liabilities under the Act, other than as provided by the IBCL and the Restated Articles of Incorporation. In addition, the Company maintains directors' and officers' liability insurance which may cover liabilities under the Securities Act.

Item 8.  Exhibits.


 Exhibit Number        Description
 --------------        -----------
      4.1              Marsh Deferred Compensation Plan

      4.2              Agreement of the Company to furnish a copy of any agreement relating to certain long-
                       term debt and leases to the Securities and Exchange Commission upon its request
                       (incorporated herein by reference to Form 10-K for the year ended March 27, 1987)

      4.3              Note Agreement, dated as of May 1, 1988, for $25,000,000 9.48% Senior Notes due
                       June 30, 2003 (incorporated herein by reference to Form 10-Q for the quarter ended June
                       25, 1988)

      4.4              Note Agreement, dated as of October 15, 1992, for $35,000,000 8.54% Senior Notes,
                       Series A, due December 31, 2007 and $15,000,000 8.13% Senior Notes, Series B, due
                       December 31, 2004 (incorporated herein by reference to Registration Statement on Form
                       S-2 (File No. 33-56738))

      4.5              Indenture dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society
                       National Bank, as Trustee, including form of Indenture (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

      4.6              Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for
                       $35,000,000 8.54% Senior Notes, Series A, due December 31, 2007, and $15,000,000
                       8.13% Senior Notes, Series B, due December 31, 2004 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

      4.7              Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for
                       $25,000,000 9.48% Senior Notes, due June 30, 2002 (incorporated herein by reference to
                       Form 10-K for the year ended March 29, 1997)


       4.8              Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company as trustee, for $150,000,000
                        8.7/8% Senior Subordinated Notes, due 2007 (incorporated herein by reference to
                        Registration Statement on Form S-4 (File No. 333-34855))

       4.9              First Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subordinates and State Street Bank and Trust Company, as trustee, dated December 31,
                        1997 (incorporated herein by reference to Form 10-K for the year ended March 29,
                        1997)

        5               Opinion of P. Lawrence Butt

      23.1              Consent of Ernst & Young LLP

      23.2              Consent of P. Lawrence Butt (included in Exhibit 5)

       24               Power of Attorney (included in signature page of Registration Statement)



Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of September, 1998.

                           MARSH SUPERMARKETS, INC.


                           By: /s/ Don E. Marsh
                               -------------------------------------------------
                               Don E. Marsh
                               Chairman of the Board of Directors, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Douglas W. Dougherty and P. Lawrence Butt, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the 25th day of September, 1998.

         SIGNATURE                                   TITLE
         ---------                                   -----
         /s/ Don E. Marsh                   Chairman of the Board of
------------------------------------        Directors, President and Chief
         Don E. Marsh                       Executive Officer


         /s/ Douglas W. Dougherty           Senior Vice President,
------------------------------------        Chief Financial Officer and Treasurer
         Douglas W. Dougherty


         /s/ Mark A. Varner                 Corporate Controller
------------------------------------
         Mark A. Varner


         /s/ C. Alan Marsh                  Vice Chairman of the Board of Directors,
------------------------------------        Senior Vice President - Corporate
         C. Alan Marsh                      Development


                                            Director
------------------------------------
         Garnet R. Marsh


         /s/ William L. Marsh               Senior Vice President - Property
------------------------------------        Management and Director
         William L. Marsh


         /s/ Catherine A. Langham           Director
------------------------------------
         Catherine A. Langham

         /s/ Charles R. Clark               Director
--------------------------------------
         Charles R. Clark


                                            Director
--------------------------------------
         Stephen M. Huse


                                            Director
--------------------------------------
         James K. Risk III


         /s/ K. Clay Smith                  Director
--------------------------------------
         K. Clay Smith


                                            Director
--------------------------------------
         J. Michael Blakley

                                  EXHIBIT INDEX


Exhibit Number         Description
--------------         -----------
      4.1              Marsh Deferred Compensation Plan

      4.2              Agreement of the Company to furnish a copy of any agreement relating to certain long-
                       term debt and leases to the Securities and Exchange Commission upon its request
                       (incorporated herein by reference to Form 10-K for the year ended March 27, 1987)

      4.3              Note Agreement, dated as of May 1, 1988, for $25,000,000 9.48% Senior Notes due
                       June 30, 2003 (incorporated herein by reference to Form 10-Q for the quarter ended June
                       25, 1988)

      4.4              Note Agreement, dated as of October 15, 1992, for $35,000,000 8.54% Senior Notes,
                       Series A, due December 31, 2007 and $15,000,000 8.13% Senior Notes, Series B, due
                       December 31, 2004 (incorporated herein by reference to Registration Statement on Form
                       S-2 (File No. 33-56738))

      4.5              Indenture dated as of February 15, 1993, between Marsh Supermarkets, Inc. and Society
                       National Bank, as Trustee, including form of Indenture (incorporated herein by reference to Registration Statement on Form S-2 (File No. 33-56738))

      4.6              Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for $35,000,000
                       8.54% Senior Notes, Series A, due December 31, 2007, and $15,000,000 8.13% Senior Notes, Series B, due
                       December 31, 2004 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

      4.7              Amendment to Note Agreements and Assumption Agreement, dated March 29, 1997, for
                       $25,000,000 9.48% Senior Notes, due June 30, 2002 (incorporated herein by reference to
                       Form 10-K for the year ended March 29, 1997)

      4.8              Indenture, dated August 5, 1997, between Marsh Supermarkets, Inc. and certain of its subsidiaries and State Street Bank and Trust Company as trustee, for $150,000,000 8.7/8% Senior Subordinated Notes, due 2007 (incorporated herein by reference to Registration Statement on Form S-4 (File No.
                       333-34855))

      4.9              First Supplemental Indenture between Marsh Supermarkets, Inc. and certain of its subordinates and State Street Bank and Trust Company, as trustee, dated December 31,
                       1997 (incorporated herein by reference to Form 10-K for the year ended March 29, 1997)

       5               Opinion of P. Lawrence Butt

     23.1              Consent of Ernst & Young LLP

     23.2              Consent of P. Lawrence Butt (included in Exhibit 5)

      24               Power of Attorney (included on signature page of Registration Statement)